Exhibit 10.1

AMENDMENT NO. 1 TO THE
NRX PHARMACEUTICALS, INC.
2021 OMNIBUS INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) to the NRx Pharmaceuticals, Inc. 2021 Omnibus Incentive Plan, as amended (the “Plan”) was adopted by the Board of Directors (“Board”) of NRx Pharmaceuticals, Inc., a Delaware corporation (the “Company”) on February 10, 2026.

WHEREAS, on March 23, 2026, at the 2025 annual general meeting of stockholders, the stockholders of the Company approved an amendment to the Plan to increase the annual automatic share increase from the lesser of (a) 1% of the total number of shares outstanding on the last day of the immediately preceding fiscal year, on a fully diluted basis assuming that all shares available for issuance under the Omnibus Incentive Plan are issued and outstanding, or (b) such number of shares as determined by the board of directors, to the lesser of (a) 3,187,234 shares of common stock, (b) 5% of the total number of shares outstanding on the last day of the immediately preceding fiscal year, on a fully diluted basis assuming that all shares available for issuance under the Omnibus Incentive Plan are issued and outstanding, or (c) such number of shares as determined by the board of directors.

NOW, THEREFORE, the Plan is hereby amended as follows:

Section 5(b) of the Plan is hereby deleted and replaced in its entirety with the following:

“(b) Available Shares. Subject to Section 11 of the Plan and subsection (e) below, the maximum number of Shares available for issuance under the Plan shall not exceed 5,373,049, plus the number of Shares set forth in the next sentence (the “Share Pool”) on a fully diluted basis assuming that all shares available for issuance under the Plan are issued and outstanding. The Share Pool will automatically increase each fiscal year following the Effective Date beginning with fiscal year 2022 and ending with fiscal year 2031 by the lesser of (a) 3,187,234 shares of common stock, (b) 5% of the total number of shares outstanding on the last day of the immediately preceding fiscal year, on a fully diluted basis assuming that all shares available for issuance under the Omnibus Incentive Plan are issued and outstanding, or (c) such number of shares as determined by the Board. The increase shall occur on the first day of each such fiscal year or another day selected by the Board during such fiscal year. As of the Plan’s Effective Date, the Company will cease granting awards under the Prior Plan.”

Except as expressly set forth in this Amendment, all other terms and conditions of the Plan shall remain in full force and effect.